Exhibit 3.1

LLC-1A	File # 201329510100

DI206027

State of California	FILED
Secretary of State	Secretary of State
0496340 out	State of California
Limited Liability Company	OCT 18 2013
Articles of Organization - Conversion

IMPORTANT — Read all instructions before completing this form.	This Space For Filing Use Only

Converted Entity Information

1.              Name of Limited Liability Company (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)

99 Cents Only Stores LLC

2.              The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

3.              The limited liability company will be managed by (check only one):

☐ One Manager	☐ More Than One Manager	☒ All Limited Liability Company Member(s)

4.	Initial Street Address of Limited Liability Company	City	State	Zip Code
	4000 East Union Pacific Ave	City of Commerce	CA	90023

5.	Initial Mailing Address of Limited Liability Company, if different from Item 4	City	State	Zip Code

6.              Name of Initial Agent For Service of Process (Item 6: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 7: If the agent is an individual, enter the agent’s business or residential street address in CA. Do not list the address if the agent is a corporation. Item 8: If the converting entity is a CA limited partnership, enter the mailing address of the agent, if different from Item 7, or if the agent is a corporation.)

CT Corporation System

7.	If an individual, Street Address of Agent for Service of Process in CA	City	State	Zip Code
CA

8.	Mailing Address of Agent for Service of Process	City	State	Zip Code

Converting Entity Information

9.	Name of Converting Entity
99¢ Only Stores

10. Form of Entity	11. Jurisdiction	12. CA Secretary of State File Number, if any
Corporation	California	C0496340

13.       The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, provide the following for each class:

AND

The class and number of outstanding interests entitled to vote.	The percentage vote required of each class.

Class A Common Stock (100)	More than 50%
Class B Common Stock (100)	More than 50%

Additional Information

14.       Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.

15.       I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.

/s/ Stephane Gonthier	Stéphane Gonthier, President and Chief Executive Officer
Signature of Authorized Person	Type or Print Name and Title of Authorized Person

/s/ Frank Schools	Frank Schools, Senior Vice President and Chief Financial Officer
Signature of Authorized Person	Type or Print Name and Title of Authorized Person

LLC-1A (REV 01/2013)	APPROVED BY SECRETARY OF STATE